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                                                                    EXHIBIT 10.4



CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

                                    AGREEMENT

                                       FOR

                       MANUFACTURING AND SUPPLY OF BNP7787



               Made as of February 10, 2004 (the "Effective Date")

                                 by and between

                        BIONUMERIK PHARMACEUTICALS, INC.,
                   (hereinafter referred to as "BioNumerik"), a corporation duly organized and validly existing under the laws of the State of Texas with its principal offices at Suite 1250, 8122 Datapoint Drive,
                           San Antonio, TX 78229, USA

                                       and

                          RHODIA PHARMA SOLUTIONS INC.
                                                          ,
        a corporation duly organized and validly existing under the laws of Delaware, with its principal offices at 256 Prospect Plains Road, Cranbury,
           NJ 08512-7500, USA (Rhodia Pharma Solutions Inc., together with its subsidiary Rhodia Pharma Ltd., are hereinafter
                       collectively referred to as "RPS")

1        DEFINITIONS

         Unless otherwise specifically set forth herein, the following terms shall have the meanings set forth below:


1.1      Compound

         Shall mean the compound 2,2'-Dithio-Bis-Ethane sulfonate, disodium salt, also known as BNP7787 or Tavocept (TM).

1.2      Confidential Information

         Shall mean all information, whether technical or non-technical, trade secrets, discoveries, data, drawings, techniques, documents, models, samples and know-how, whether or not patented or patentable, owned or possessed by a Party on the date of this Agreement or later developed by them.


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1.3      Party

         Shall mean BioNumerik or RPS, and when used in the plural form both BioNumerik and RPS.

1.4      Product(s) or Finished Dosage Form

         Shall mean any pharmaceutical composition or formulation containing the Compound as the pharmacologically active ingredient.

1.5      Specifications

         Shall mean the specifications for the Compound attached on Annex 2 hereto.


2        AGREEMENT SCOPE AND MANUFACTURE AND SUPPLY OF COMPOUND

2.1

         (a) Phase 1 - Technology Transfer and Familiarization.

     Upon the signing of this Agreement by the Parties, RPS will undertake receipt of the technology transfer from BioNumerik and laboratory familiarization with the BNP7787 process as necessary to prepare the Compound in accordance with the Specifications, all as described in the Project Description (the "Project Description") attached hereto as Annex 1. The price for this Phase 1 material will be as described in the Project Description attached hereto as Annex 1 to be paid as described in Section
     2.3 hereof.

         (b) Phase 2 - Site Qualification.

     Upon successful completion of Phase 1 and following receipt of written authorization from BioNumerik to proceed with Phase 2, RPS will complete Phase 2: Site Qualification, during which RPS will prepare under current U.S. Food and Drug Administration ("FDA") Good Manufacturing Practices
     (cGMP) a number of [**] target batch size qualification batches in order to assure meeting the critical success criteria (the "Success Criteria") included in Annex 10 hereto. Should the first qualification batch be prepared under conditions deemed successful based on the Success Criteria, then the second batch may be eliminated and BioNumerik shall only be required to pay for such first batch. Should more than two batches be required in order to meet the Success Criteria, all batches prepared in excess of the first two batches will be done so at the expense of RPS without additional cost to BioNumerik. The price for these Phase 2 batches will be as described in the Project Description attached hereto as Annex 1 to be paid as described in Section 2.3 hereof.

         (c) Phase 3 - Validation Batches.

     Upon successful completion of Phase 2, RPS will complete Phase 3:
     Validation Batches, during which RPS will prepare under cGMP three (3) [**] validation

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.




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     batches as described in the Project Description. The price for these Phase
     3 batches will be as described in the Project Description attached hereto as Annex 1 to be paid as described in Section 2.3 hereof.

         (d) Phase 4 - Commercial Batches.

     Upon successful completion of Phase 3, RPS will prepare under cGMP commercial batches of the Compound with quantities and delivery schedule to be agreed between BioNumerik and RPS. The price for the commercial batches will be as described in the Project Description attached hereto as Annex 1. It is expected that if BioNumerik gives RPS [**] prior notice of a need for a commercial batch, RPS will do its best to fulfill the order within such time frame. However, RPS cannot guarantee delivery of Compound [**] prior notice, but in any event RPS will deliver Compound within a maximum of six months after notification by BioNumerik, except in the event of an occurrence of a Force Majeure event described in Section 9.4.

2.2 (a) All Compound shall be manufactured and delivered in accordance with the Compound Specifications indicated in Annex 2. These Specifications will be obtained from BioNumerik, or will be developed in conjunction and with the approval of BioNumerik. Any changes in the Specifications will be agreed between BioNumerik and RPS prior to scale-up or commencing the production. In addition, manufacturing of all Compound by RPS (other than Compound manufactured as part of the Phase 1 Work) will be conducted in compliance with relevant current U.S. Food and Drug Administration ("FDA") Good Manufacturing Practices ("cGMP") and International Conference on Harmonisation ("ICH") guidelines.

         (b) Unless otherwise already specified in the Annexes hereto, the batch records; specifications for raw materials, intermediates and final products; and analytical test methods for all materials will be delivered to RPS by BioNumerik subsequent to the signing of this Agreement or BNPI will develop in conjunction with RPS any additional requirements. All batch records and production documentation specific to the Compound must be approved in writing by BioNumerik prior to use. Any changes in the production flow steps, analytical methods, production records, test methods, Specifications, or equipment used by RPS will require prior written approval by BioNumerik. RPS will provide a Certificate of Analysis and executed batch record with each shipment that describes product specifications and results.

         (c) All starting material and other raw materials necessary for the work hereunder will be supplied by RPS without additional charge to BioNumerik. RPS will have back-up starting material and raw materials available should BioNumerik decide to proceed with an additional batch of Compound in the event a batch fails. If a batch fails to meet Specifications due to factors under the control of RPS or is rejected by BioNumerik or

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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         RPS due to critical failure to be manufactured in accordance with cGMP, and BioNumerik requests RPS to manufacture an additional batch of Compound or reprocess the batch that is out of specification ("OOS"), then RPS will conduct such manufacturing or reprocess at no additional charge to BioNumerik and will schedule the manufacture of such additional batch of Compound as soon as practical (and in any event within 30 days of BioNumerik's request, unless the manufacture within such time period is prevented by catastrophic equipment failure or other Force Majeure event described in Section 9.4). The specifications of the starting materials for manufacture of the Compound are as set forth on Annex 3 to this Agreement.


         (d) Procedures for release of the Compound have been agreed to by BioNumerik and RPS and are attached on Annex 5 hereto. The procedures to be followed upon the occurrence of an Out of Specification (OOS) or Out of Trend (OOT) event are contained in the standard operating procedures (SOPs) for the RPS [**] facility. Current copies of such SOPs have been previously provided by RPS to BioNumerik and RPS will promptly provide BioNumerik with any changes to such SOPs. These procedures contain specific timelines for investigation of OOS and OOT events. Timelines to be followed for a batch failure due to circumstances other than OOS and OOT events are also contained in the SOPs for the RPS Annan, Scotland facility. RPS will retain samples of each API batch of Compound and samples of all solid raw materials and intermediates used in the manufacturing for a period of at least 5 years following completion of the manufacturing, provided that commodity solid raw materials will be maintained for a period of at least one month following completion of the manufacturing.


         (e) RPS shall be responsible for conducting an audit program for vendors (including testing facilities) utilized by RPS in connection with manufacturing of the Compound as required to comply with cGMP and ICH Guidelines (including ICH guideline Q7A). RPS will provide BioNumerik with a copy of RPS' audit procedures and analytical approval process, and any updates or amendments to such procedures and process. BioNumerik has the right, during any audits of RPS conducted by BioNumerik, to review the records for all raw material and starting material vendor audits conducted by RPS with respect to raw materials and starting materials (as defined by ICH guidelines) for the Compound. In addition, BioNumerik shall also have the right to review the qualification records (as required by cGMP) of the vendors for the starting materials for the Compound, provided the starting materials are produced under cGMP. RPS shall promptly inform BioNumerik in the event of a concern with the quality or manufacturing compliance with respect to a raw material used in the manufacture of the Compound and RPS will coordinate with BioNumerik to assure a prompt resolution of any such concern. The results of all audits that have occurred that relate to the materials to be used in the manufacture of the Compound have previously been provided to BioNumerik, and RPS will promptly provide to BioNumerik the results of

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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         all such audits conducted in the future. BioNumerik and RPS agree that the materials listed on Annex 9 are the critical raw materials in connection with the manufacture of the Compound.

2.3 BioNumerik will pay RPS the payment amounts described in the Project Description in the following manner:

         (i) [**] of the Phase 1 payment amount will be paid upon commencement of the Project (as such term is defined in the Project Description) with the remainder to be paid upon completion of Phase 1, provided that if Phase 1 in not completed within eight
               (8) weeks of commencement (not including time necessary for receipt of raw materials), then the remaining Phase 1 amount shall be paid upon receipt of Phase 2 Compound amount satisfying the required Specifications; and

         (ii) [**] of the Phase 2 payment amount will be paid upon commencement of Phase 2 of the Project with the remainder to be paid upon receipt by BioNumerik of Phase 2 Compound satisfying the required Specifications and meeting the Success Criteria; and

         (iii) Assuming receipt by BioNumerik by the end of 2004 of Phase 3 validation batches satisfying the required Specifications, payment for the Phase 3 work will be paid in January, 2005, except that payment for the development work in support of Phase 3 will be paid upon receipt by BioNumerik of Phase 3 material satisfying the required Specifications in the amounts required for such Phase 3 batches; and

         (iv) Notwithstanding the Project Description and unless otherwise agreed in writing by BioNumerik in an amendment to this Agreement, (a) the price for Phase 1 of the Project shall not exceed [**] and (b) the total price for Phase 2 of the Project shall not exceed [**] provided that RPS shall promptly notify BioNumerik at such time as the costs incurred for Phase 2 of the Project exceed [**] and any expenditures or work by RPS in excess of such [**] amount shall only be incurred following the written approval of BioNumerik.

         (v) Notwithstanding any other provision of the Agreement or the Project Description, BioNumerik shall have no obligation to pay for (and RPS shall promptly refund to BioNumerik amounts paid to RPS for) any Phase 2 Compound amount, any Phase 3 Compound amount, or any Phase 4 Compound amount unless such Compound amount (i) is manufactured by RPS in compliance with current U.S. FDA Good Manufacturing Practices (cGMP), ICH guidelines, the manufacturing procedures specified herein, and in accordance with the other manufacturing procedures and information provided by BioNumerik to RPS, and (ii) is manufactured by RPS in accordance with the Specifications.

2.4 Except as otherwise specified above, payment for all Compound purchased from RPS by BioNumerik in accordance with this Agreement shall be made within 30 days after goods satisfying the required Specifications are shipped, by wire transfer in accordance with Annex 6.






[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.


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2.5      RPS shall maintain all of the appropriate specifications and standard operating procedures related to the manufacturing of the Compound. These will be treated as controlled documents and will be maintained utilizing a suitable document control procedure to ensure proper issuance and change, respectively. During the term of this Agreement and for a period of at least five years thereafter, RPS shall maintain records of inspection and testing, lab notebooks and procedures made in connection with the manufacturing work conducted under this Agreement. In addition, RPS is in a position to either (i) prepare a Drug Master File (DMF) for BNP7787 for the United States, the European Union, and Japan, or (ii) provide BioNumerik with the necessary information so that the same information that would be included in the DMF can be included in the NDA or equivalent filing in the United States, the European Union, and Japan. RPS will prepare a DMF for BNP7787 upon request by BioNumerik and after reaching agreement with BioNumerik on the amount to be paid to RPS for preparing the DMF (which amount is roughly estimated by RPS to be approximately [**] for a U.S. DMF). If, instead of requesting RPS to actually prepare a DMF, BioNumerik requests RPS to simply provide the information to BioNumerik for inclusion in the NDA or equivalent filing in the United States, the European Union, and Japan as described in clause (ii) of the fourth sentence of this paragraph, then RPS will provide such information without additional charge to BioNumerik.

2.6 RPS shall keep BioNumerik regularly informed of the status and progress of all stages of Phases 1, 2, 3, and 4, including manufacturing, through regular telephone or e-mail updates and through written summaries. During all periods that RPS is conducting any manufacturing for BioNumerik, RPS shall perform an annual product review, including a review of production history, deviations (if any), out of specification events, investigation programs adopted and the outcome of any investigations, any reprocessing conducted, ongoing stability results if generated at an RPS site, and site availability for the upcoming year. RPS shall communicate the results of its review to BioNumerik in writing.

2.7 RPS shall be responsible for complying with all transport regulations applicable to the provision of the Compound to BioNumerik in accordance with this Agreement.

2.8      The Compound will be produced in the A3 plant at RPS's [**] facility.


2.9 RPS shall promptly provide BioNumerik with written proof of any destruction of intermediates or API either upon reaching the expiry date or in the event RPS is requested by BioNumerik to destroy any such materials.

2.10 In the event of any disqualification of an RPS site relating to the manufacturing by any regulatory agency, RPS shall be responsible for the cost of any raw materials, intermediates or API produced up to such time.

3        INSPECTIONS AND CONTROLS

3.1 Subject to confidentiality obligations contained in Section 7, RPS agrees, without additional charge to BioNumerik, to allow inspections of its manufacturing facilities in which the Compound is being manufactured, analyzed or tested, by representatives of BioNumerik or its agents (including inspections by regulatory authorities) during normal working hours upon prior written notice to RPS, which notice will occur at least three days in advance of the inspection, unless not possible with respect to an inspection by a regulatory agency. RPS shall grant access to such premises and to the documentation necessary for or appropriate to the manufacturing and quality control of the Compound. During such visits, RPS shall make sure that at least one technical person from each of Quality Assurance, Quality Control, project teams, and, if reasonably possible, business development/coordination is present to answer questions or discuss matters of concern with the BioNumerik personnel conducting such audit or inspection.

3.2 RPS shall ensure all relevant and/or critical manufacturing, test and inspection equipment is maintained under a documented calibration and maintenance program. This includes providing equipment calibration certifications as required.

3.3 RPS will maintain environmental controls, including particulate and bioburden monitoring, pest controls and housekeeping procedures in accordance with FDA cGMP and ICH guidelines. The use of supplies of process water, air and particulate handling, etc., for cGMP manufacture of the Compound, shall be consistent with relevant FDA cGMP specifications and ICH guidelines.

3.4 RPS shall maintain a quality control department, which is a distinct department separate from manufacturing. RPS quality control/quality assurance will perform incoming, in-process and finished product inspections, review records, perform line clearance inspections, maintain batch history records, provide batch history records for review and accuracy and completeness and provide product release services. RPS

[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.
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         will promptly inform BioNumerik of any changes in management control related to the work conducted hereunder.

3.5 The conditions to be maintained for the storage of API, raw materials, and intermediates are set forth on Annex 7.

3.6 RPS will promptly notify BioNumerik of any FDA or other material regulatory inspection of RPS related to the Compound, and will promptly provide BioNumerik with a copy of documentation relating to such inspection. BioNumerik shall have the right to communicate at any time with the FDA or any regulatory agency or body regarding such matters, provided any communication with the FDA regarding potential inspection of RPS' plants should be done in coordination with RPS. BioNumerik will provide appropriate support for any such inspection, including data and information relating to critical parameters and justification for the process for manufacturing the Compound.


3.7 At all times during the term of this Agreement, each of the parties shall carry and keep in force a general liability Insurance policy, in support of their liability obligations to one another hereunder. The policy maintained by RPS shall afford limits of not less than [**] for each occurrence and not less than [**] in the annual aggregate in respect of products and completed operations liability. The policy maintained by BioNumerik shall afford limits of not less than [**] for each occurrence and not less than [**] in the aggregate. In the event that such policy is written on a claims-made basis, such policy shall provide no less than twelve (12) months extended reporting period from the date of termination of this Agreement. A Certificate of Insurance evidencing RPS's coverage and a Certificate of Insurance evidencing BioNumerik's coverage are attached hereto as Annex 8 hereto.



4        PRODUCT WARRANTIES

4.1 RPS warrants and represents that the Compound manufactured by RPS and delivered to BioNumerik, its affiliates or sub-licensee(s) hereunder shall conform to the Specifications (except as otherwise provided in Section 2.2 hereof) when delivered and, when expressly required by the Project Description, be manufactured in accordance with all applicable laws and regulations relating to the manufacture of the Compound, including but not limited to, current U. S. FDA Good Manufacturing Practices (cGMP) and ICH guidelines. RPS will maintain at least 25 to 50 grams of the Compound from each batch produced as a retained sample. Such retained sample will be maintained at RPS' facility and RPS will store such retained sample under suitable storage conditions adequate for the purpose of development as specified by BioNumerik. RPS further represents and warrants that RPS is not aware that the manufacturing process for the Compound or the Product or the use of such process

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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.
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         infringes or will infringe the claims under any patent or other intellectual property right of RPS or any third party; RPS will immediately inform BioNumerik if it should become aware of any such infringement or potential infringement.

         EXCEPT FOR THE FOREGOING, RPS MAKES NO WARRANTY OR REPRESENTATION OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ANY REPRESENTATION OR ANY WARRANTY THAT USE OF THE PROCESS FOR MANUFACTURE OF THE PRODUCT OR USE OR SALE OF PRODUCT, WHETHER OR NOT SUCH PRODUCT IS MADE BY THE PROCESS FOR MANUFACTURE OF THE PRODUCT, WILL NOT INFRINGE THE CLAIMS UNDER ANY PATENT OR OTHER INTELLECTUAL PROPERTY RIGHT OF RPS OR ANY THIRD PARTY.

         Limitations. RPS'S SOLE LIABILITY AND BIONUMERIK'S EXCLUSIVE REMEDY IN THE CASE OF PRODUCT DELIVERED HEREUNDER TO BIONUMERIK THAT DOES NOT MEET PRODUCT SPECIFICATIONS SHALL BE, AT RPS'S OPTION, TO USE COMMERCIALLY REASONABLE EFFORTS TO REPLACE THE DEFECTIVE PRODUCT WITH PRODUCT THAT CONFORMS WITH THE PRODUCT SPECIFICATIONS OR TO REFUND THE FEES AND CHARGES PAID TO RPS FOR THE SERVICES RELATED TO SUCH NON-CONFORMING PRODUCT. EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT ON THE PART OF RPS, RPS'S LIABILITY FOR ANY CLAIM OF BIONUMERIK RELATED TO THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE FEES AND CHARGES PAID TO AND RECEIVED BY RPS FOR THE SERVICES PERFORMED TO WHICH ANY SUCH CLAIM RELATES. IN NO EVENT SHALL EITHER RPS OR BIONUMERIK BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, CONSEQUENTIAL (INCLUDING WITHOUT LIMITATION LOST PROFITS), PUNITIVE, INCIDENTAL OR SIMILAR DAMAGES IN ANY WAY ASSOCIATED WITH THIS AGREEMENT, REGARDLESS OF THE FORM OR BASIS OF ANY CLAIM OR ACTION. ALL CLAIMS CONCERNING PRODUCT DELIVERED TO BIONUMERIK HEREUNDER MUST BE MADE IN WRITING RECEIVED BY RPS WITHIN NINETY (90) DAYS AFTER THE DATE OF DELIVERY, FAILING WHICH CLAIM NOTICE SUCH PRODUCT SHALL BE DEEMED ACCEPTED BY BIONUMERIK "AS IS" AND ALL CLAIMS BY BIONUMERIK IN RELATION TO SUCH DELIVERED PRODUCT SHALL BE DEEMED WAIVED. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS ARTICLE 4 IS INTENDED TO LIMIT THE INDEMNIFICATION OBLIGATIONS OF THE PARTIES CONTAINED IN ARTICLE 9.

5        DEBARMENT CERTIFICATION

5.1 RPS warrants that it will not knowingly use in connection with the services rendered under this Agreement in any capacity the services of any person


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         debarred under the U.S. Food, Drug & Cosmetic Act or any other similar law or regulation governing drug manufacturing.

6        INDEPENDENT CONTRACTOR STATUS

6.1 Each of the Parties in performing this Agreement shall be and be deemed to be acting as an independent contractor and not as the agent or employee of the other. Neither RPS nor BioNumerik shall have any authority whatsoever to act as agent or representative of the other party nor any authority or power to contract or create any obligation or liability on behalf of the other party or otherwise bind any other party in any way for any purpose.

7        CONFIDENTIALITY

7.1 Each Party shall hold all Confidential Information received from the other Party in strictest confidence and shall use the same level of care to prevent any unauthorized use or disclosure of such Confidential Information as it exercises in protecting its own information of similar nature. A Party shall not disclose any Confidential Information received from the other Party to any third party without the prior written consent of the other Party.

7.2 The Confidential Information shall be supplied to the Parties in written form and shall be identified as being confidential and disclosed under the provisions of this Agreement. Any information that is disclosed in oral form shall be confirmed in writing within sixty
         (60) days after disclosure and be deemed included within the scope of this Agreement.

7.3 Each Party shall have the right to disclose the Confidential Information of the other Party to the minimum number of those officers and employees of such receiving Party who need to know it for the purposes of this Agreement. Such disclosure is allowed only on condition that the persons to whom the Confidential Information will be disclosed shall be, by law, contract or other binding undertaking, under confidentiality obligations corresponding to those set out in this Agreement.

7.4      The disclosing Party retains all rights to its Confidential
         Information.

7.5      The confidentiality obligations of this Agreement shall not apply to:

         a) Confidential Information which at the time of the disclosure is in the public domain; or

         b) Confidential Information which, after disclosure, becomes part of the public domain otherwise than by breach of this Agreement; or

         c) Confidential Information which can be established by reasonable and competent proof to have already been in the


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                  receiving Party's possession prior to disclosure and was not acquired, directly or indirectly, from the disclosing Party;
                  or

         d) Confidential Information which a receiving Party shall receive from a third party who has the legal right to disclose it and who would by disclosure not breach, directly or indirectly, any confidentiality obligation to either Party; or

         e) Confidential Information which is released for disclosure by prior written consent of the disclosing Party; or

         f) Confidential Information which has been independently developed by a Party hereto without the use or benefit of Confidential Information received from the other Party; or

         g) Confidential Information which is required to be disclosed by law or by order of court of competent jurisdiction, provided that due advance notice is given to the other Party of such a requirement and also such disclosure is then made only to the minimum extent so required.

         h) In addition to the foregoing, the existing Confidentiality Agreement (the "Confidentiality Agreement), dated as of June 25, 2003, among BioNumerik, Baxter Oncology GmbH, and RPS shall remain and continue in full force and effect after the date hereof in accordance with its terms.

         All obligations under Section 7 of this Agreement shall terminate 5 years after the termination of this Agreement.

7.6 The burden of proving that any of the above exceptions is applicable to a Party to relieve it of its liability or obligations hereunder shall be upon the Party claiming such exception(s).

8        INTELLECTUAL PROPERTY RIGHTS

8.1 a) As used herein "Intellectual Work Product" means all inventions, modifications, discoveries, improvements (including, without limitation, process improvements and improvements in analytical methods), processes, techniques, documentation, scientific and technical data, drawings and other information (other than the RPS Technology) that is generated as a result of any of the manufacturing services and other projects performed for BioNumerik by RPS. "RPS Technology" means all present and future documentation, scientific and technical data, processes, test procedures and other information and techniques that are owned, developed or licensed by RPS relating to the development, formulation or manufacture of chemical and pharmaceutical substances and that are not developed hereunder or in connection with the manufacturing or other projects performed for BioNumerik by RPS. BioNumerik shall not own any of the RPS Technology. RPS will, however, use know-how and experience of RPS to facilitate the efficient manufacture of the Compound.

         b) The parties hereto understand and agree that no rights are being conveyed to RPS (or any of their affiliates) to use any BioNumerik Technology (as hereafter defined) for any purpose other than the sole purpose of preparing the Compound for the benefit of BioNumerik in accordance with the terms of this Agreement. As used herein, "BioNumerik Technology" means all present and future documentation, scientific and technical data, processes, test procedures, information, techniques, technology, patents, patent rights, inventions and other intellectual property rights that are owned, developed, or licensed by BioNumerik.


8.2 a) RPS acknowledges that BioNumerik shall be the sole and exclusive owner of all Intellectual Work Product (except the RPS Technology, as described above in Section 8.1). In consideration of the covenants contained herein, and for other good and valuable consideration set forth herewith, RPS hereby assigns and transfers to BioNumerik and its successors and assigns all right, title and interest that RPS has or may later acquire in and to the Intellectual Work Product under copyright, patent, trade secret and trademark law. Such assignment includes the assignment of the entire right, title and interest in and to all applications for letters patent and any and all letters patents in the United States of America and all foreign countries which may be granted on and in connection with the Intellectual Work Product. Upon request by RPS, BioNumerik will meet with RPS to discuss the possibility of providing RPS with a non-exclusive, royalty free, non-sublicensable license to practice the Intellectual Work Product described in 8.1(a) above for the purpose of manufacturing compounds other than the Compound that are not similar to or related to the Compound and that do not complete in any way with the business and planned business of BioNumerik or BioNumerik's strategic alliance partners. BioNumerik will have no obligation to grant such a license and any determination to grant such a license will be made in the sole discretion of BioNumerik and will be based upon such considerations as BioNumerik deems appropriate.


         b) RPS agrees to cooperate with BioNumerik so that BioNumerik may enjoy to the fullest extent the entire right, title and interest in and to the Intellectual Work Product. In connection therewith, RPS agrees to execute, if necessary, additional papers and documents and to take all actions requested by BioNumerik in order to (a) further evidence ownership of the Intellectual Work Product by BioNumerik and its successors and assigns and (b) allow BioNumerik to procure, maintain and enforce all letters patent and intellectual property rights to the Intellectual Work Product. BioNumerik agrees to reimburse RPS all reasonable costs in relation to the production of additional papers and documents.

         c) In addition, for the purpose of the work conducted by RPS for the BNP7787 manufacturing project as described in the Project Description, RPS will not incorporate any of its proprietary technologies toward a synthesis or manufacturing process.

         d) RPS is hereby granted a worldwide, nonexclusive, royalty-free license to practice the Intellectual Work Product solely for the purpose of preparing Compound on behalf of BioNumerik in accordance with this Agreement and the Project Description.

         e) BioNumerik warrants and represents that the Products manufactured and delivered by RPS under this Agreement will be used solely by

         BioNumerik or its designated assignees, licensees, representatives or alliance partners for legally permissible purposes. BioNumerik further represents and warrants that it has the right to disclose its Confidential Information to RPS, including without limitation all technology made available by BioNumerik to RPS for the manufacture of the Compound subject to and in accordance with the provisions of this Agreement, and that BioNumerik has the right to license such technology to RPS for such purpose and RPS may use it accordingly, all free and clear of any intellectual property or other rights of third parties, all subject to and in accordance with the provisions of this Agreement.

8.3 Except as specifically described in this Agreement, no right, title, interest, or license in or to any trademark, patent, copyright or service mark or symbol or any other intellectual property right of a party is granted to the other party under this Agreement.

9        INDEMNIFICATION PROVISIONS; FORCE MAJEURE; ARBITRATION

9.1 BioNumerik will indemnify and hold harmless RPS, its affiliates, any present or future parent or subsidiary of them, and their respective officers, directors, employees, counsel, agents and affiliates (the "Indemnified RPS Parties") against any and all losses, liabilities, damages, costs and expenses including, but not limited to, reasonable attorney fees and any and all reasonable expenses incurred in defending against any litigation, commenced or threatened, or any claim, and any and all amounts reasonably paid in settlement of any claim or litigation, commenced or threatened ("Losses"), arising out of (i) product liability and patent and trademark infringement suits regarding any active pharmaceutical ingredient or raw materials relating to the projects hereunder, including but not limited to, any bulk drug, or the Compound, (ii) any failure by BioNumerik to comply with any applicable governmental regulation (including, without limitation, any applicable environmental laws), (iii) the breach of any representation, warranty, or covenant of BioNumerik contained in this Agreement, (iv) the use by RPS of any raw or component material(s) supplied by BioNumerik to RPS or by a third party on BioNumerik's behalf, or (v) the promotion, marketing, distribution and sale, whether directly or through distributors, of BNP7787; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL BIONUMERIK INDEMNIFY OR HOLD HARMLESS ANY OF THE INDEMNIFIED RPS PARTIES IN THE EVENT RPS OR ANY INDEMNIFIED RPS PARTY, IS IN ANY WAY RESPONSBILE BY NEGLIGENCE OR WILLFUL ACT FOR SUCH LOSSES, LIABILITIES, DAMAGES, COSTS AND EXPENSES.

9.2 RPS will indemnify and hold harmless BioNumerik, its affiliates, any present or future parent or subsidiary of any of them, and their respective officers, directors, employees, counsel, agents and affiliates (the "Indemnified BioNumerik Parties") against any and all Losses arising out of (i) any breach of any representation, warranty, covenant or agreement of RPS contained in this Agreement, (ii) any failure by RPS to comply with any applicable governmental regulation (including, without limitation, any applicable environmental laws), or
         (iii) any product recalls or withdrawals, personal injury, product liability or property damage relating to or arising from any Compound supplied by RPS under this Agreement, BUT ONLY TO THE EXTENT SUCH RECALLS OR WITHDRAWALS, PERSONAL INJURY, PRODUCT LIABILITY OR PROPERTY DAMAGE REFERRED TO WITHIN (iii) OF THIS PARAGRAPH IS ATTRIBUTABLE TO RPS'S BREACH OF THIS AGREEMENT, OR RPS'S FAILURE TO MANUFACTURE ANY PRODUCT IN CONFORMANCE WITH THE SPECIFICATIONS AND REQUIREMENTS SET FORTH IN THIS AGREEMENT; provided further that RPS will not indemnify or hold harmless Indemnified BioNumerik Parties for any losses arising out of BioNumerik's negligence.

9.3 Conditions of Indemnification: With respect to any indemnification obligations of either Party to the other Party under this Agreement, the following conditions must be met for such indemnification obligations to become applicable:

         a) The indemnified Party shall notify the indemnifying Party promptly in writing of any claim which may give rise to an obligation on the part of the indemnifying Party hereunder;

         b) The indemnifying party shall be allowed to timely undertake the sole control of the defense of any such action and claim, including all negotiations for the settlement, or compromise of such claim or action at its sole expense;

         c) The indemnified Party shall at its sole expense render reasonable assistance, information, cooperation and authority to permit the indemnifying Party to defend such action.

9.4 Force Majeure. Neither party shall be liable to the other for damages of any sort arising from any delay or default in such party's performance hereunder caused by events or conditions beyond such party's reasonable control and which such party is unable through the exercise of due diligence to prevent, including, but not limited to, acts of nature, government or regulatory action, war, civil commotion, destruction of synthesis or production facilities or materials by earthquake, fire, flood or storm, or public utilities ("Force Majeure"). Each party agrees promptly to notify the other party of any event of Force Majeure and to employ all reasonable efforts toward prompt resumption of its performance when possible. If Force Majeure prevents performance by one party of its obligations hereunder in whole or in part for more than thirty (30) days, the other party shall have the right to terminate any remaining Phase or Phases of the Project or the remainder of this Agreement upon written notice to the non-performing party. In no event shall Force Majeure affecting RPS obligate RPS to procure supplies of Product for BIONUMERIK from alternate suppliers, or to allocate its available manufacturing resources and product supplies in other than a fair and reasonable manner giving equal consideration to the internal manufacturing needs of RPS and its affiliates and to the needs of BioNumerik and RPS' regular customers whether or not they are then under contract.

9.5 Arbitration. Any controversy or claim arising under this Agreement or the breach thereof which cannot be settled amicably within a period of [**] after the date of notification, by registered mail, of the controversy or claim by one party to another shall be settled exclusively by arbitration in San Antonio, Texas in accordance with the rules of the American Arbitration Association ("AAA") then in effect, such arbitration to occur before a single arbitrator mutually agreeable to both parties; provide however that, in urgent situations in which times is of the essence to obtain proper remedies, the rights of the parties to bring claims or actions in Courts of law shall remain unimpaired. The arbitrator shall render his/her decision within [**] of the completion of the hearing, and may, in his/her discretion, award costs and expenses (including attorney's fees) to the winning party. The judgement and award of the arbitrator shall be final and binding and may be entered in any court having jurisdiction thereof, or application may be made to such court for judicial acceptance of any award or an order of enforcement, as the case may be. RPS and BioNumerik shall share equally the fees and expenses of the arbitrator. It is further understood between the parties that both the arbitration proceeding and the arbitration award will be confidential and kept confidential by the arbitrator, the AAA and the Parties, except for such disclosure as may be required to comply with legally required corporate disclosure and disclosure to shareholder's, investors, alliance partners, accountants, attorneys and financial advisors of the disclosing party.



10       TERM AND TERMINATION

10.1 This Agreement shall enter into force as of the Effective Date of the Agreement and unless earlier terminated, shall continue in full force and effect until one year after completion of the projects described in the Project Description. Sections 4, 8, 9, and 13 shall survive any termination of this Agreement. The obligations under Section 7 of this Agreement shall terminate 5 years after the termination of this Agreement.

10.2 Either Party shall have the right, without prejudice to any other rights or remedies available to it, to terminate this Agreement for cause with immediate effect by written notice to the other Party in any of the following events:

         a) The other Party defaults in the performance of any of its obligations under this Agreement and such default continues unremedied for thirty (30) days from notice to the defaulting Party;

         b) The other Party intentionally makes (or is discovered to have intentionally made) any material false representations, reports or claims in connection with the business relationships of the Parties;


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

         c) Any of the representatives of the Parties engages in (or is discovered to have engaged in) fraudulent, criminal or negligent conduct in connection with the business relationships of the Parties;

         d) The other Party files a petition in bankruptcy, is adjudicated bankrupt, files for reorganization, is placed in liquidation, makes a general assignment for the benefit of its creditors, becomes insolvent or is otherwise unable to fulfill its business obligations.


10.3 BioNumerik may also terminate this Agreement at any time with or without cause upon 30 days written notice to RPS, provided that, upon termination of this Agreement by BioNumerik without cause, BioNumerik will pay to RPS the price as agreed in the Project Description up to the costs incurred at the point of termination of the Agreement.



10.4 RPS may terminate this Agreement upon 6 months written notice to BioNumerik if, as a result of the services performed by RPS prior to such termination and RPS's findings relevant thereto, RPS has determined that, after expending diligent efforts towards the manufacture of the Compound, it simply cannot make the Compound required for future phases of this Agreement within the Specifications (as defined in this Agreement), such written notice to include an explanation of the basis for any such decision by RPS. In the event of any such termination of this Agreement by RPS, BioNumerik shall only be responsible for the payment of fees and charges for services performed by RPS hereunder through the termination date specified in RPS's termination notice, and then only to the extent that BioNumerik is able to utilize the Compound resulting from such services.


11       CRITICAL INTERFACES AND NOTICES

11.1 All notices referred to herein shall be sent by prepaid registered mail, by recognized courier service (such as Federal Express), or by facsimile and shall be deemed delivered if sent to the addresses of the respective Parties hereinbelow indicated, or such other address as is furnished by such notice to the other Party.

         Notices and payments to RPS shall be made in accordance with the RPS contact information contained in the Project Description:


         Notices and invoices to BioNumerik shall be made to:

         BIONUMERIK PHARMACEUTICALS, INC.
         Suite 1250,
         8122 Datapoint Drive,
         San Antonio, TX 78229, USA
         Attn:    Dr. Harry Kochat, Senior Manager
                  Chemistry & Manufacturing Operations
         Fax:     +1 210 614 9439
         Phone:   +1 210 614 1701
         e-mail: harry.kochat@bnpi.com
         with a copy to:
         Frederick H. Hausheer, M.D.,
         Chairman and CEO
         BioNumerik Pharmaceuticals, Inc.,
         Suite 1250,
         8122 Datapoint Drive
         San Antonio, TX 78229, USA
         Fax:      +1 210 614 0643
         Phone:    +1 210 614 1701

11.2     STATUS UPDATES.

         RPS shall keep BioNumerik regularly informed of the status and progress of all stages of the Phase 1, 2, 3, and 4 work, including manufacturing, through regular telephone or e-mail updates and through written summaries.

11.3     CONTACT PROCEDURES.

         The following individuals shall serve as initial points of contact at RPS and BioNumerik with respect to any questions or occurrences that may arise with respect to the Agreement and the work conducted hereunder:

         RPS CONTACTS:

         TECHNICAL MATTERS: Paul Quigley

         PAYMENT OR FINANCIAL MATTERS: Paul Ryan

         BUSINESS OR CONTRACT MATTERS: Kim Thomson (with copy to Gordon
         Jamieson)


         BIONUMERIK CONTACTS:

         TECHNICAL MATTERS:
         Dr. Harry Kochat
         Jason Sondgeroth

         PAYMENT OR FINANCIAL MATTERS:
         Steve Riebel - Vice President & Chief Financial Officer
         Michael Edwards - Controller

         BUSINESS OR CONTRACT MATTERS:
         Dr. Fred Hausheer - Chief Executive Officer
         David Margrave - Vice President, Administration & General Counsel Steve Riebel - Vice President & Chief Financial Officer

11.4     CHANGE MANAGEMENT.

         RPS will promptly notify BioNumerik whenever there is a change in management or key personnel on the project for the work to be conducted hereunder.


11.5 Complaint Procedures: Procedures to address any complaint related to the manufacturing of the Compound are contained in the standard operating procedures (SOPs) for the RPS Annan, Scotland facility. Current copies of such SOPs have been previously provided by RPS to BioNumerik and RPS will promptly provide BioNumerik with any changes to such SOPs.


11.6     Responsibility for Regulatory Communications.

         (a) BioNumerik will have responsibility for initial regulatory communication with the FDA and other regulatory agencies regarding the manufacture of the Compound.

         (b) RPS will have responsibility for providing back-up assistance and support as requested by BioNumerik in connection with communications with the FDA and other regulatory agencies regarding the manufacture of the Compound. In addition, RPS will have responsibility for regulatory communication with the FDA and other regulatory agencies (following coordination with BioNumerik) with respect to the process of RPS' manufacture of the Compound up to the point that the manufactured Compound is delivered to the U.S. main port for further shipment as designated by BioNumerik.

12       ASSIGNMENT

12.1 This Agreement is deemed personal to BioNumerik and RPS. Neither Party shall, without prior written consent of the other Party, assign this Agreement or any of its rights nor delegate any of its duties or obligations herein. Both Parties agree not to unreasonably withhold consent if such an assignment is contemplated in connection with the sale or merger by a Party of all or substantially all of its business or assets to a third Party, providing the non-assigning Party receives and accepts such written assurances of continued performance and commitments from the assignee under this Agreement as it may reasonably require prior to such an assignment becoming effective. Any assignment or delegation in derogation of this provision shall be deemed null and void.

13       MISCELLANEOUS

13.1 WAIVERS: Failure of either Party at any time to require strict performance by the other Party of any of the provisions of the Agreement shall in no way affect the right thereafter to enforce the same, nor shall the waiver of any term, provision, covenant or condition hereof be taken or held to be a waiver of any subsequent breach hereof or as nullifying the effectiveness of such term, provision, covenant or condition.

13.2 COUNTERPARTS: This Agreement may be executed in two or more counterparts, which all together shall constitute one instrument.

13.3 ENTIRE AGREEMENT: This Agreement and its annexes (including, without limitation, the Project Description) embody the entire understanding of the Parties and shall supersede all previous communications, representations, or understandings, either oral or written, between the Parties relating to the subject matter hereof.

13.4 AMENDMENTS: No amendments or modifications of this Agreement will be deemed legally binding unless made in writing and signed by both Parties hereto.

13.5 SEVERABILITY: In case one or more of the provisions contained in this Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed by amending or limiting such invalid, illegal, or unenforceable provision so as to conform as closely as possible to the intent of the Parties or, if such is not possible, by deleting such provision from this Agreement.

13.6 ANNEXES: The Annexes form an integral part of this Agreement. Should any internal discrepancies or variances occur between this Agreement and its Annexes (including the Project Description), this Agreement shall take precedence.

13.7 GOVERNING LAW: THIS AGREEMENT IS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND OF THE UNITED STATES OF AMERICA FOR ALL PURPOSES IN CONNECTION WITH ANY PROCEEDING THAT ARISES OUT OF OR RELATES TO THIS AGREEMENT.

13.8 HEADINGS: The headings in this Agreement may not be used in the interpretation of any provisions hereof.

13.9 USE OF NAMES: Except as expressly required pursuant to law, neither party will without prior written consent of the other:

         (a) Use in advertising, publicity, promotional premiums or otherwise, any trade name, trademark, trade device, service mark, symbol, or any abbreviation, contraction or simulation thereof owned by the other party, or

         (b) Represent, either directly or indirectly, that any product or service of one party is a product or service of the other.

In Witness Hereof,

         the Parties hereto through their authorized representatives have executed this Agreement as of the date first written above.


RHODIA PHARMA SOLUTIONS INC.,
on behalf of itself and its subsidiary, Rhodia Pharma Ltd.


By:      /s/ [ILLEGIBLE]

Title:   President

Date:    February 23, 2004



BIONUMERIK PHARMACEUTICALS, INC.


By:      /s/ FREDERICK H. HAUSHEER

Title:   Chief Executive Officer

Date:    effective as of February 10, 2004

ANNEXES


Annex 1:      Project Description (the Proposal)

Annex 2:      Specification of Compound

Annex 3:      Specification of Starting Materials

Annex 4:      Form of Certificate of Analysis

Annex 5:      Procedures for Release of Compound

Annex 6:      RPS Wire Transfer Information

Annex 7:      Validation Schedule and Timeline; Storage Conditions

Annex 8:      Certificate of Insurance for RPS and BioNumerik

Annex 9:      List of Critical Raw Materials

Annex 10:     Qualifying Batch:  Critical Success Criteria

[RHODIA LOGO]


                                    PROPOSAL

                            QUALIFICATION OF BNP7787

                           (Proposal ANNJMC20021211-A)

                                     [GRAPH]

                                  PREPARED FOR:

                        BIONUMERIK PHARMACEUTICALS, INC.
                        8122 DATAPOINT DRIVE - SUITE 400
                              SAN ANTONIO, TX 78229

Proposal #ANNJMC20021211-A         November 7, 2003

[RHODIA LOGO]


                                    CONTENTS


                                                                 PAGE
                                                                 ----
1.   EXECUTIVE SUMMARY                                             3
2.   PROPOSAL                                                      4
3.   ESTIMATED PRICE/KEY ASSUMPTIONS                               8
4.   SCOPE OF WORK/DELIVERABLES                                   12
5.   TIMELINE                                                     12
6.   COMMUNICATION                                                13
7.   CONTACT                                                      13
8.   ACCEPTANCE                                                   14
9.   APPENDIX                                                     15



Proposal #ANNJMC20021211-A         November 7, 2003                 Page 2 of 17

[RHODIA LOGO]

                              1. EXECUTIVE SUMMARY

BioNumerik Pharmaceuticals, Inc. ("BioNumerik") is currently in development with BNP7787, also known as Tavocept(TM), a chemoprotectant intended for use to neutralize the toxic side-effects of a number of major anticancer drugs - including platinum and taxane drugs. Currently BioNumerik has established a long-term supply agreement with Sumika of Japan, but is interested in securing a second supplier. The FDA has recently given BNP7787 fast-track designation, and the clinical trial program for BNP7787 is currently in Phase III. BioNumerik has requested Rhodia Pharma Solutions Inc. ("RPS") to provide price and timeline estimates for lab evaluation/tech transfer, qualification batches, validation batches, and commercial batches of BNP7787.

RPS has considered the above requests and offers the following proposal based on the technical data and requirements supplied by BioNumerik. A firm timeline for the activities described will be provided after approval and suitable discussions between RPS and BioNumerik.

RPS proposes a four-phase project (the "Project") to be conducted at RPS' [**]facility:

         Phase 1: Lab familiarization, tech transfer, and hazard evaluation Phase 2: Qualification campaign (up to 2 x [**])
         Phase 3:  Validation campaign (3 x [**])
         Phase 4:  Commercial batches

RPS has agreed that the price for Phase 1 of the project on a [**] will be:

         Phase 1:  Lab familiarization/Tech transfer          [**]

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 3 of 17



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

RPS has agreed that the price for Phases 2-4 of the project on a [**] will be, subject to the other provisions of this Proposal and to the terms and conditions contained in the Agreement for Manufacturing and Supply of BNP7787 between RPS and BioNumerik (the "Agreement"), to which Agreement this Proposal is attached as Annex 1:

         Phase 2:  Qualification campaign                              [**]

         Phase 3:  Validation campaign                                 [**]
                    Development support                                [**]

         Phase 4:  Commercial batches                                  [**]
                                                                       [**]
                   [**]                                                [**]

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 4 of 17



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTION.

[RHODIA LOGO]

                                   2. PROPOSAL

The process used to prepare BNP7787 is shown below:

                         SCHEME 1. SYNTHESIS OF BNP7787

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 5 of 17

[RHODIA LOGO]

RPS will conduct the Project in the phases described below:

                PHASE 1: TECHNOLOGY TRANSFER AND FAMILIARIZATION

BioNumerik developed and scaled this process in-house before entering into BioNumerik's agreement with Sumika. As part of transferring the process to RPS, there are several necessary activities.

RPS would expect to receive copies of all batch records and process development / hazard evaluation reports for review along with analytical standards, markers, and analytical methods used in the manufacturing process. This will allow the technical team from RPS to become familiar with the process and permit the analytical method transfer to commence. A technical exchange with a team from BioNumerik originally involved in the development /operation of this process would allow RPS to assess and highlight to BioNumerik any significant deviations from the original scope before commencing manufacture.[**].

NOTE: Should the tech transfer information received from BioNumerik be, in RPS' opinion, insufficient to enable RPS to safely and efficiently transfer the process to the RPS plant, a new work plan going forward will be discussed (including tasks and appropriate charges) and agreed by RPS and BioNumerik with the goal of getting the process into the plant.

RPS has sourced raw material suppliers. If so desired, BioNumerik may wish RPS to procure raw materials from these suppliers or find other suppliers.

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 6 of 17




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                           PHASE 2: SITE QUALIFICATION

Based on the process flow sheet, BioNumerik's preferences, and the need to isolate an API at scale in a Class 10,000 isolation area, [**] is the site of choice for qualification with respect to the Project. RPS believes that the BioNumerik process is a good fit for the A3 plant at [**]. This site has also been considered as the site that could accommodate the possible manufacture of up to [**] of BNP7787 if desired by BioNumerik in the future.

After completion of Phase 1, the following qualification strategy would be implemented (timing subject to change based on BioNumerik's strategic plan):

      - Qualification campaign - cGMP preparation of up to 2 batches of approximately [**] each to be used to support Phase III clinical trials. [NOTE: should RPS feel that more than two batches of BNP7787 need to be prepared to meet the acceptance criteria, all batches prepared above and beyond the first two will be prepared at RPS' expense]. Target batch size is [**]. Development necessary to support the campaign is included in Phase 1. Should the first batch be prepared under conditions deemed successful based on critical success criteria (included in Appendix 10 to the Agreement), the second batch may be eliminated. Pricing for this work will be [**] with a maximum BioNumerik spend of [**] for the total qualification material.

Hazard Evaluation studies would also be undertaken by RPS to ensure the process will be as safe as possible during scale-up.

As BioNumerik will require [**] of stability data prior to initiation of the NDA submission, RPS has the option of generating material in 2004 with a view toward obtaining [**] stability data which would satisfy BioNumerik's timeline and which could be included with the BNP7787 submission document (currently estimated for as early as approximately [**]. This program of work is based on the expectation of carrying out full stability studies (5-year study to ICH guidelines) on the final API (BNP7787). The assumption is that there will be no intermediate stability studies required since this is a "one-pot" process where no intermediates are isolated.

Details of the 2 x [**] qualification campaign are summarized below.

      TABLE 1. DETAILS FOR 2 X [**] BNP7787 QUALIFICATION CAMPAIGN IN 2004

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 7 of 17




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                     COMMISSIONING/CLEANOUT
STAGE                          DAYS            PROCESSING DAYS
-----                ----------------------    ---------------
 API                           12                    12

                           PHASE 3: VALIDATION BATCHES

Upon successful completion of the 2 x [**] batch qualification campaign, RPS would then validate the process according to BioNumerik's timeline. RPS will prepare three validation batches of [**] each to prepare a total of approx. [**]. Target batch size is [**] RPS will endeavor to complete the three validation batches during late [**] but cannot guarantee the precise timing. In the event RPS is not able to prepare such batches by late [**], RPS will so advise BioNumerik and RPS will then work expeditiously to complete such batches as soon thereafter as reasonably possible within a time-frame described to and coordinated with BioNumerik. Before these are initiated, however, an additional round of development work may be required to address any issues identified in the process after the qualification campaign. The effect of these changes and their impact on registration would need to be agreed between RPS and BioNumerik before any additional work by RPS occurred.

Pricing for the Phase 3 validation batches will be [**] and BioNumerik will be invoiced for this work in [**], with payment deferred until [**]. An additional [**] will be charged for chemist support for the validation campaign. BioNumerik will be invoiced for this chemist support work in 2004, with payment expected in [**].


Details of the validation campaign are summarized below.

       TABLE 2. DETAILS FOR 3 X [**] BNP7787 VALIDATION CAMPAIGN IN 2004

                     COMMISSIONING/CLEANOUT
STAGE                          DAYS            PROCESSING DAYS
-----                ----------------------    ---------------
 API                            7                    18

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 8 of 17


[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                           PHASE 4: COMMERCIAL BATCHES

      Following successful completion of the validation campaign, RPS would progress the process to commercial scale with the capability of preparing [**][**] and [**] commercial batches based on such amounts as BioNumerik may request in the future. Details for these commercial batches are summarized below (potential amounts for illustration purposes only).

[**]

Note: Based on BioNumerik's requirements, RPS can offer flexibility in batch size. Batch sizes of [**] and [**] can be generated at BioNumerik's request. In order to achieve the [**] batch size, RPS suggests two options:

      - Two successive [**] batches would be combined on a large Rosenmund filter, then slurried together to form the [**] batch.

      -

      - Replacement of key vessels to allow the preparation of a discrete [**] batch.

Proposal #ANNJMC20021211-A         November 7, 2003                 Page 9 of 17



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                       3. ESTIMATED PRICE/KEY ASSUMPTIONS

                PHASE 1: TECHNOLOGY TRANSFER AND FAMILIARIZATION

[**]

                         PHASE 2: QUALIFICATION CAMPAIGN

[**]

Proposal #ANNJMC20021211-A         November 7, 2003                Page 10 of 17



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                          PHASE 3: VALIDATION CAMPAIGN

[**]
                          PHASE 3: DEVELOPMENT SUPPORT

[**]

               PHASE 4: COMMERCIAL BATCHES (POTENTIAL AMOUNTS FOR
                          ILLUSTRATION PURPOSES ONLY)

[**]

Proposal #ANNJMC20021211-A         November 7, 2003                Page 11 of 17



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]


          SODIUM 2-BROMOETHANESULFONATE TARGET PRICE/VOLUME INDICATIONS

[**]

                 THIOACETIC ACID TARGET PRICE/VOLUME INDICATIONS

[**]

                         TYPICAL STABILITY STUDY PRICES

[**]

Proposal #ANNJMC20021211-A         November 7, 2003                Page 12 of 17




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                                KEY ASSUMPTIONS:

- The process will operate in line with the batch records supplied (when available) in terms of processing time and yields.

- Validated analytical methods will be supplied during the technical transfer.

-     Markers and reference standards will not have to be synthesized.

- Raw materials are readily available from sources identified to date and safe to handle.

-     50 Kilogram heel loss on the Rosenmund vessel is assumed.

- Microbiological analysis will be conducted offsite at a rate of [**] Endotoxin testing will be conducted onsite using a purchased-in kit.

- The high bromide and sulfur content of the aqueous waste stream will necessitate offsite incineration. Guideline disposal price is [**] waste.

- Target prices for sodium 2-bromoethanesulfonate and thioacetic acid are achievable.

The actual charges for BioNumerik's account will be invoiced as described in the Manufacture and Supply Agreement, with payment due net 30 days from invoice date. A down payment as described in the Manufacture and Supply Agreement is due upon acceptance of this proposal. This payment will be used to purchase starting materials, with any balance credited towards the final billable work performed on this project. All deliveries will be FOB, U.S.A. main port basis. Shipments will be made by air unless otherwise agreed by RPS and BioNumerik.

Prior to the start of the Phase 2 qualification campaigns, the A3 plant must be re-engineered to accommodate the process. RPS estimates it will take approximately four months to effect the engineering work and to complete the validation of the USP water system in A3. The majority of the engineering work will be required to handle the pure water system and pressurized oxygen. The specifics of the re-engineering process can be summarized as follows:

                                      ITEM
           Pure water ring main installation and tie in to three units Oxygen gassing station
           Transfer lines, tracing, lagging, & flow control, support Design and Maintenance support
           Electrical & Instrumentation

Proposal #ANNJMC20021211-A         November 7, 2003                Page 13 of 17




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                            CAPITAL RECAPTURE CLAUSE

RPS' goal is to supply approximately [**] of BNP7787 prepared and delivered at commercial scale under cGMP conditions over a period of approximately [**]. We hope that this will be followed by a launch stock order of at least [**] RPS will provide the approximately [**] in capital spend required to fit the process into our plant. This plan allows RPS to spread out our internal capital spend over enough batches to allow us to offer BioNumerik close to commercial pricing for qualification and validation batches. Should BioNumerik decide to change the scope of the project and order less than [**] total within [**] after the effective date of the Agreement (including qualification, validation, and commercial batches), RPS will attach a capital recapture fee of [**] for the difference in what was ordered and [**] plus an additional [**] to cover the discount on the Phase I work (reduced from [**]), up to a maximum capital recapture fee and additional payment of [**] in the aggregate to be paid by BioNumerik. A worked example is displayed below. In addition, the amount of any recapture fee and additional payment paid by BioNumerik to RPS pursuant to the foregoing provision shall be fully credited against and applied to the satisfaction of the cost of any order for Compound made by BioNumerik within six months after payment of such recapture fee and additional payment. Of course, in the event that the project proceeds as expected and a minimum of [**] is ordered (including qualification, validation, and commercial quantities), no additional charge is payable since all capital expenses are amortized over the campaign.

EXAMPLE:

BioNumerik cancels the project having ordered a total of [**] including qualification, validation, and commercial quantities.

Material delivered to date:     [**]

Minimum total order required:   [**]

Capital Recapture fee and additional payment is:

                                      [**]

Proposal #ANNJMC20021211-A         November 7, 2003                Page 14 of 17



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                          4. SCOPE OF WORK/DELIVERABLES

RHODIA PHARMA SOLUTIONS WILL:

- Perform tech transfer, laboratory evaluation and familiarization experiments on the process.

- Execute the qualification campaign to prepare up to 2 x [**] of BNP7787 under cGMP conditions (and all other applicable requirements described in the Agreement) in the A3 plant at the RPS [**] facility.

- Execute a validation campaign to prepare three validation batches (approximately) [**] of BNP7787 under cGMP (and all other applicable requirements described in the Agreement) in the A3 plant at the RPS [**] facility.

-     Prepare commercial batches, quantity to be selected by BioNumerik.

- Provide written status reports on a monthly basis with teleconferences and/or meetings to be organized as agreed appropriate.

-     Provide copies of master batch records used in the plant.

- Provide written reports summarizing all phases of the work undertaken on the project.

-     Provide a hazard evaluation report.

-     Comply with all other obligations of RPS described in the Agreement.

BIONUMERIK WILL:

- Subject to the provisions of the Agreement, BioNumerik shall purchase from RPS and RPS shall supply, at the prices contained in the Agreement and this Proposal, a minimum of [**] of BioNumerik's annual actual commercial requirements of the Compound beginning with commercial launch of the Product (as defined in the Agreement) and continuing for not less than five years after commercial launch of the Project.

- Agree to a final product release specification prior to scale-up activities.

-     Provide any relevant health, safety, and environmental information.

- Provide any hazard information pertaining to the process that BioNumerik has available.

- Provide any samples that are available to assist RPS in polymorph determinations and analytical support.

- Provide batch records / development reports for the process and arrange for technical discussion / transfer of information from Sumika.

- Comply with all other obligations of BioNumerik described in the Agreement.

Proposal #ANNJMC20021211-A         November 7, 2003                Page 15 of 17




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                                   5. TIMELINE

Work on Phase 1 could begin immediately at RPS upon acceptance of this proposal and receipt of suitable starting materials. RPS expects work on Phase 1 to be complete within approximately 8 weeks of initiation. Prior to scale-up in the A3 plant at [**] a four-month lead time will be necessary to complete needed re-engineering to accommodate the process.

                                6. COMMUNICATION

An RPS technical project manager will be appointed to handle technology transfer and technical interface issues for the project. An RPS product manager will coordinate all timeline and financial aspects of the project with BioNumerik.

                                   7. CONTACT

For additional information or questions, please contact:

         Marc Caddell
         Manager, Business Development
         Rhodia Pharma Solutions

         4009 Harriat Drive
         Apex, NC  27539

         Phone:     919.662.8432
         Mobile:    617.669.9283
         Fax:       919.662.9755
         Email:     marc.caddell@us.rhodia.com

Proposal #ANNJMC20021211-A         November 7, 2003                Page 16 of 17




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[RHODIA LOGO]

                                  8. ACCEPTANCE

Please indicate BioNumerik's acceptance of this proposal by returning a signed copy or a purchase order, referencing Proposal #ANNJMC20021211-A to Marc Caddell. This proposal is valid for 30 days.

BIONUMERIK PHARMACEUTICALS, INC.

By: FREDERICK H. HAUSHEER
   -------------------------------       Date: effective as of February 10, 2004
Title: Chief Executive Officer

RHODIA PHARMA SOLUTIONS, INC.,
On behalf of itself and its subsidiary, Rhodia Pharma Ltd.

By: [ILLEGIBLE]                                        Date: February 23rd, 2004
   -------------------------------
Title: President

Proposal #ANNJMC20021211-A         November 7, 2003                Page 17 of 17

[RHODIA LOGO]

                                  9. APPENDIX

                 QUALIFICATION BATCH: CRITICAL SUCCESS CRITERIA




[**]




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 2: SPECIFICATION OF COMPOUND

[**]



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 3: SPECIFICATION OF STARTING MATERIALS

[**]



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 4: FORM OF CERTIFICATE OF ANALYSIS

                             CERTIFICATE OF ANALYSIS

Product Name:
Material No.
Inspection Lot No:
Batch No:
Date of Analysis:
Retest Date:
Manufacturer:            Rhodia Pharma Solutions [**]
Tested by:               Rhodia Pharma Solutions [**] unless indicated otherwise

  TEST                  SPECIFICATION                               RESULTS

Prepared by:____________________                            ____________________
Date:                                         Approved by:  Date:



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 5: PROCEDURES FOR RELEASE OF COMPOUND

                          STANDARD OPERATING PROCEDURE

                                                                     Page 1 of 8

                OPERATING PROCEDURE FOR FINAL PRODUCTS FOLLOWING
                            COMPLETION OF PROCESSING

REFERENCE NO:       ASOP008C/057 REV 1

REVISED:            DECEMBER 2003

REPLACES:           ASOP008C/46; ASOP008C/51; ASOP008C/54; AGMP3; AGMP58; AGMP59

REVIEW PERIOD:      2 YEARS (UNLESS SUPERSEDED)

EFFECTIVE DATE:     19 DECEMBER 2003



Prepared by:     _____________________________________   Date   ________________
Operational Quality Manager                 [E Bryson]

Reviewed by:     _____________________________________   Date   ________________
Operational Quality Manager                  [A Dodds]

Approved by:     _____________________________________   Date   ________________
Laboratory Manager                         [J Tennant]

Approved by:     _____________________________________   Date   ________________
Process Manager                         [S R Mitchell]

Approved by:     _____________________________________   Date   ________________
Quality Manager                            [I R Lisle]

ASOP008C/057 REV 1                                                   Page 2 of 8

CONTENTS
  1.0      INTRODUCTION............................................  3

  2.0      DEFINITIONS.............................................  3

  3.0      RESPONSIBILITIES........................................  3

  4.0      PROCEDURE...............................................  3

           4.1      MANUFACTURING ACTIVITIES.......................  3

           4.2      ANALYTICAL ACTIVITIES..........................  3

           4.3      OQ ACTIVITIES..................................  4

  5.0      DOCUMENT REVISION HISTORY...............................  6

  6.0      DISTRIBUTION LOCATION...................................  7

  TRAINING NEEDS MATRIX FOR DOCUMENT INTRODUCTION..................  8

ASOP008C/057 REV 1                                                   Page 3 of 8

1.0   INTRODUCTION

This procedure applies to all final products made at Rhodia Pharma Solutions, [**]. It specifies how batches are off-loaded, sampled, labelled, analysed and sentenced.

2.0   DEFINITIONS

QC    -    Quality Control
OQ    -    Operational Quality

3.0   RESPONSIBILITIES

See details within the individual parts of the procedure section.

4.0   PROCEDURE

4.1   MANUFACTURING ACTIVITIES

Manufacturing inform the Quality Department when a batch of final product is to be off-loaded. The Quality Department reserve the right to be present during off-loading to ensure that the correct procedures are followed.

Final product is off-loaded under controlled conditions via suitable off-loading equipment e.g. glove-box, containment booth or cleanroom. Specific sampling and off-loading requirements for each product are detailed in the relevant manufacturing logsheet/manufacturing guide. The samples are clearly labelled and delivered to the QC department for analysis.

When off-loaded, the filled containers have a unique sequentially numbered product label attached to them by manufacturing which specify the identity, batch number, container number, gross, Tare and nett weights.

Following offloading and sampling, the containers are sealed by manufacturing using uniquely numbered metal security seals. The seal numbers are recorded on the ancillary logsheet. The containers are then transferred to the S12 warehouse, or the drum park as appropriate. The logsheet is signed to indicate that the off-loading activities are complete. Note: should a container need to be re-sampled it will be checked for cleanliness and returned to the off-loading area. Sealed containers may only be opened with the permission of the OQ Department in line with POP 01/00.

Manufacturing enters the batch weight into SAP, which automatically transfers the batch to QI status.

4.2   ANALYTICAL ACTIVITIES

On receipt of the product samples from manufacturing, QC will designate (as labelled) one sample as a keeping sample, which will be stored for possible future reference.

The QC analyst will then generate "inspection Instructions" from SAP and the remaining sample will be analysed according to the correct method reference. Note that if an MGA is operative, extra testing may be required (see ASOP015C/007 - Manufacturing Guide Amendment Procedure).




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ASOP008C/057 REV 1                                                   Page 4 of 8

As the analytical tests are carried out the results are calculated and then checked by a second person. Test results will be evaluated against an approved specification. Any tests, which fail to meet the defined acceptance criteria, are dealt with in accordance with SOP016A/001 - Out of Specification Procedure.

When analysis on the batch is complete, the results are entered onto the SAP system. An Inspection Report is then generated by SAP, signed by the analyst and the data checked by a second person. The analyst, checker or third person signs to indicate that the analysis has been completed correctly.The inspection report is then passed to Operational Quality.

4.3   OQ ACTIVITIES

The correct usage decision (or sentence) for any batch depends on both its manufacturing history and analysis. Rhodia Pharma Solutions Operational Quality are responsible for carrying out the checks specified below and for ensuring that the correct usage decision is made.

OQ carry out the following checks:

- Check batch documentation in line with the requirements of the relevant part of ASOP008F/002. If satisfactory, sign the SAP Inspection Report to indicate that the manufacturing documentation has been completed correctly.

- Check whether the batch was subject to an MGA and confirm that all outstanding actions which impact the usage decision have been assessed and closed out.

- Confirm that any records associated with the manufacture of the batch are present, e.g. in-process analysis.

- Review any PDRs associated with the batch and assess their impact on the usage decision with particular reference to the likely impact on quality, any violations of regulatory submissions and impact on validation and critical parameters.

- Ensure that the analytical data and inspection report are available and have been reviewed and approved by the Analytical Department.

-     Check whether the batch is within specification.

- Review any Out of Specification Reports and ensure that a full and thorough investigation has been made and the correct conclusions drawn.

- If the batch is out of specification ensure an OOSIR has been completed (see above). Also, ensure that a process investigation report (PIR) has been completed, which identifies the cause of the failure, corrective action to prevent recurrence and which recommends from a technical viewpoint how the batch should be sentenced. Assess the regulatory, validation and cGMP aspects of such a recommendation prior to making a usage decision. OQ sign off the PIR.

- Inform the customer of significant deviations/issues as required by the relevant agreements.

- Ensure that any issues affecting inputs to the batch are fully accounted for.

ASOP008C/057 REV 1                                                   Page 5 of 8

The Operational Quality Manager then sentences the batch, taking into account all of the above information. The correct usage decision is entered on the SAP inspection report and the report then signed and dated. The Operational Quality manager then enters the usage decision into SAP.

A batch release checklist is used to facilitate and record the OQ checking associated with each batch of final product. (See Appendix 1).

Analytical data is available to Manufacturing via the SAP system. The Inspection Instructions, computer output and ancillary logsheet are filed in the Quality Department archives.

ASOP008C/057 REV 1                                                   Page 6 of 8

5.0   DOCUMENT REVISION HISTORY

    DATE        SEQUENTIAL CODE          ALTERATIONS, ADDITIONS, OMISSIONS
December 2003  ASOP008C/057 REV 1  First Issue - a general SOP for final product operations following processing replaces
                                   specific products SOP's.

ASOP008C/057 REV 1                                                   Page 7 of 8

6.0   DISTRIBUTION LOCATION

      File Locations [**]

      A     Operational Quality (Masters of all documents)
      B     Analytical Services (shift lab)
      C     Pilot Plant
      D     [**] 1 (Manufacturing/Engineering)
      E     [**] 2 (Manufacturing/Engineering)
      F     ADG
      G     R&D Main office (to hold documents for
            Safety/Engineering/Finance/Accounts/ Human
      H     Resources/Purchasing/Planning/Commercial/Customer Services
      I     Central Engineering
      J     Warehouse
      K     PPG
      K     1.    Point of Use [specify]
            2.    Point of Use [specify]
            3.    Point of Use [specify]

      File Locations [**]

      A     Operational Quality File
      B     Shift Managers Office
      C     General Admin Building (Master)
      D     S12 Stores
      E     Engineering Records Office
      F     1.    S3
            2.    QC Labs
            3.    Point of Use [specify]

      File Locations [**]

      A     Quality Assurance (copy from [**])
      B     Engineering
      C     GPP
      D     Orion
      E     Building 44
      F     Lyra
      G     1.    Point of Use [specify]
            2.    Point of Use [specify]
            3.    Point of Use [specify]

      File Locations [**]

      A     Quality Assurance (copy from [**])
      B     4.    Point of Use [specify]
            5.    Point of Use [specify]
            6.    Point of Use [specify]









[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ASOP008C/057 REV 1                                                   Page 8 of 8

TRAINING NEEDS MATRIX FOR DOCUMENT INTRODUCTION

            DOCUMENT                                               STAFF GROUP
            --------                                               -----------
                                    1   2   3   4   5   6   7   8   9   10   11   12   13   14   15   16   17   18   19

Key-Staff Group                     Requirements Code
1.  QC
2.  OQ                              NC   No changes to document after two yearly review, training not relevant.
3.  Validation                      NAR  No awareness required. Document is not directly relevant to the staff group.
4.  Production Shift Managers       A    Individuals have read the updated or new document but no demonstration of competency is required.
5.  Process Operators               B    Individuals have been briefed by local/line manager ie overview with changes highlighted.
6.  Pilot Plant Technicians         C    Off job training in SOP with knowledge assessed.
7.  Production Team Leaders         D    Off job training with knowledge and skills competency assessed
8.  Plant Eng/Plant Mgrs/Ops Mgrs
9.  Maintenance staff -
    Inst/Elec/Mech
10. Projects
11. Engineer Projects
12. Project Managers
13. PPG
14. SHE
15. Supply Chain/Purchasing         DATE EFFECTIVE:__________________________________________________________________
16. R&D Chemists
17. IT                              SIGNED:___________________________________________DATE:____________________________________
18. Accounting

                                                APPENDIX 1 TO ASOP008C/057 REV 1



                      FINAL PRODUCT BATCH RELEASE CHECKLIST



PRODUCT:___________________________         BATCH NO:_________________________



                                                                       INITIALS       DATE             COMMENTS/NUMBERS
Logsheet reviewed and approved by OQ?         Y      N
Computer report reviewed and approved by
OQ?                                           Y      N      N/A
Trends reviewed and satisfactory?             Y      N      N/A
In-process analysis available and
satisfactory?                                 Y      N
Do any MGAs apply?

If YES are all actions relating to
batch complete?                               Y      N      N/A

Any controlled MGAs?                          Y      N
PDRs raised as necessary and signed off by
OQ?                                           Y      N      N/A



                                                                       INITIALS       DATE             COMMENTS/NUMBERS
Analytical data available?                    Y      N
Batch in specification?                       Y      N
Analytical investigations completed?          Y      N      N/A
Any other investigations completed?           Y      N      N/A
Process investigations completed?             Y      N      N/A
Check inputs for market restrictions and
issues affecting the usage decision           Y      N      N/A



                                                            DETAILS                                        COMMENTS
Batch weight/yield
Usage decision



Signed: ____________________________________  Date:  ___________________________



Containers Labelled: _______________________  Date:  ___________________________
(if stored in drum park)

ANNEX 6: RPS WIRE TRANSFER INFORMATION



              HSBC
              Newcastle upon Tyne City Branch
              Account Number:  37450236   (605-480771-130)
              IBAN CODE:  GB48 MIDL 4005 1537 4502 36
              Swift Code: MIDLGB22

    ANNEX 7 (2 Pages): VALIDATION SCHEDULE AND TIMELINE; STORAGE CONDITIONS


    Graphic image of Timeline for tasks for calendar years 2004 through 2006




[**]




[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ID                       TASK NAME
---       ----------------------------------------
1         Engineering Activity                         [**]
2           Project Kick Off                           [**]
3           CAR Approval                               [**]
4             CAR preparation                          [**]
5             CAR review                               [**]
6             CAR Submission                           [**]
7             CAR Approval                             [**]
8           Process  development                       [**]
9             Lab Evaluation                           [**]
10            Hazard Evaluation                        [**]
11            Fixed process outlines for HAZOP         [**]
12          Detailed Design                            [**]
13            ELD generation                           [**]
14            Process safety review (HAZ 2)            [**]
15            Material of construction review          [**]
16            DQ1/GMP review                           [**]
17            Process HAZOP                            [**]
18            Revised ELD's                            [**]
19            Frozen ELO's                             [**]
20          IPPC Application                           [**]
21            Process Mass Balance                     [**]
22            Emission Calculations                    [**]
23            BAT Defination                           [**]
24            Application Preparation                  [**]
25            Application Submission                   [**]
26            Application Approval Process             [**]
27            Application Approved                     [**]
28          Layouts/Plot Plan                          [**]
29            Isometric Production                     [**]
30            Issue lsometrics-Building                [**]
31          Software                                   [**]
32            Phase Defination                         [**]
33            Recipe Preparation                       [**]
34            Hardware                                 [**]
35            Recipe testing                           [**]
36          Procure/Order/Install/Test                 [**]
37            Mechanical                               [**]
38               Procurement of Valves and Fittings    [**]
39               Previous Campaign cleanout            [**]
40               Install Pipework                      [**]
41               First tag for tracing                 [**]
42               Trace heating                         [**]
43               Lagging                               [**]
44               Testing (mechanical)                  [**]
45               Clad tagging                          [**]
46            Instruments                              [**]
47               Supplier enquiries                    [**]
48               Procure in-line  Instruments          [**]

Project 469 Level 1 Plan
Campaign 6
Date: 05/06/03



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ID                                    TASK NAME
--              -----------------------------------------------------
49                      Manufacture/Deliver In-Line Instruments [???]                          [**]
50                      Loop lost uncommissioned equipment                                     [**]
51                      Electrical installation                                                [**]
52                      Electrical testing                                                     [**]
53                HANDOVER                                                                     [**]
54                  Mechanically Complete                                                      [**]
55                Equipment Qualification                                                      [**]
56                  IQ                                                                         [**]
57                  OQ1                                                                        [**]
58                  OQ2                                                                        [**]
59                  Engineering Complete & ready for manufacture                               [**]
60                  API Endotox and Micro Validation                                           [**]
61                      Set up contracts with testing houses                                   [**]
62                      Complete Validation                                                    [**]
63                      Complete Validation reports                                            [**]
64                      Installation Complete                                                  [**]
65                  USP Water Equipment Enotox Validation                                      [**]
66                      Complete one month Intensive study                                     [**]
67                      Complete two month weekly study                                        [**]
68                      Generate validation report                                             [**]
69                      Validation Complete & Tested                                           [**]
70                  Cleanroom Validation                                                       [**]
71                      Define scope of validation                                             [**]
72                      Gneemie validation [???]                                               [**]
73                      Carry out validation exercise                                          [**]
74                      Generate validation report                                             [**]
75                      Cleanroom Validation Complete                                          [**]
76                                                                                             [**]
77              MANUFACTURE                                                                    [**]
78                Run first qualification batch                                                [**]
79                Review/Release of first qualification batch                                  [**]
80                BioNumeric review of first batch                                             [**]
81                Run second qualification batch                                               [**]
82                Review/Release of second qualification batch                                 [**]
83                Bionumeric review of second batch                                            [**]
84                Run first validation batch                                                   [**]
85                Interbatch Cleanout/Preliminary first batch analysis                         [**]
86                Run second validation batch                                                  [**]
87                Interbatch cleanout/Preliminary second batch analysis                        [**]
88                Run third validation batch                                                   [**]
89                Interbatch Cleanout/Preliminary third batch analysis                         [**]
90                Run fourth validation batch                                                  [**]
91                Review/Analysis of validation batches                                        [**]
92                Release of validation campaign material and Initiate stability studies       [**]
93                Completion of Stability studies (six-month accelerated)                      [**]
94                NDA Submission

Project: 469 Level I Plan
Campaign 5
Date: 05/06/03



[**] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

ANNEX 8 (3 pages): CERTIFICATE OF INSURANCE FOR RPS AND BIONUMERIK




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

ANNEX 9:   LIST OF CRITICAL RAW MATERIALS



[**]



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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.

ANNEX 10: QUALIFYING BATCH: CRITICAL SUCCESS CRITERIA




[**]




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WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO
THE OMITTED PORTIONS.